United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

GLOBAL MATRECHS, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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GLOBAL MATRECHS, INC.

Notice of Special Meeting of Stockholders
to be held on April 25, 2006

Global Matrechs, Inc., hereby gives notice that it will hold a special meeting of stockholders at the offices of Foley Hoag LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210 on Tuesday, April 25, 2006, beginning at 10:00 a.m., EDT, for the following purposes:

1.
To consider and vote upon an amendment to our Certificate of Incorporation to effect a reverse split of our issued and outstanding common stock at any one of the following ratios: 1-for-5, 1-for-10, 1-for-15, or 1-for-20;

2.	To consider and vote upon an amendment to our Certificate of Incorporation to increase to Nine Hundred Million (900,000,000) the number of shares of common stock which we are authorized to issue; and

3.	To transact such further business as may properly come before the special meeting or any adjournment of the meeting.

Our board of directors has fixed the close of business on Monday, March 6, 2006, as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the special meeting and any adjournment of the meeting. Only stockholders of record on March 6, 2006, are entitled to receive notice of, and to vote at, the special meeting or any adjournment of the meeting.

By order of the board,

/s/ Michael Sheppard

Michael Sheppard President and Chief Executive Officer

Ridgefield, Connecticut
March 29, 2006

YOUR VOTE IS IMPORTANT

Please sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the special meeting.

GLOBAL MATRECHS, INC.
90 GROVE STREET, SUITE 201
RIDGEFIELD, CONNECTICUT 06877

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
APRIL 25, 2006

This proxy statement relates to the special meeting of stockholders of Global Matrechs, Inc. to be held at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts 02210, on Tuesday, April 25, 2006, beginning at 10:00 a.m., EDT. We are mailing the proxy statement and the enclosed form of proxy to stockholders on or about March 29, 2006.

Purpose of the special meeting

Proposal One:
To consider and vote upon an amendment to our Certificate of Incorporation to effect a reverse split of our issued and outstanding common stock at any one of the following ratios: 1-for-5, 1-for-10, 1-for-15, or 1-for-20.

Proposal Two:	To consider and vote upon an amendment to our Certificate of Incorporation to increase to Nine Hundred Million (900,000,000) the number of shares of common stock which we are authorized to issue.

Reasons for Reverse Stock Split and Increase in Authorized Shares

Our board of directors (the “Board”) is seeking the authority to effect the reverse stock split and increase in authorized shares of common stock because it believes that a higher stock price and increase in the number of shares it is authorized to issue will, among other things, enable Global Matrechs to better address its capital raising needs, including by allowing it to take fuller advantage of the funds available under its private equity credit agreement, and give us greater flexibility to make strategic acquisitions.

Global Matrechs is currently authorized to issue 300,000,000 shares of common stock under its Certificate of Incorporation. Of these 300,000,000 shares, 242,193,480 were issued and outstanding as of March 6, 2006. To date, Global Matrechs has never been profitable and generates minimal revenue from its core licensed technologies business. Therefore, unless we increase the number of shares of common stock available for issuance in financing transactions, it is highly unlikely that we will be able to obtain the working capital we require to fund our current operations, develop new business or otherwise implement our business plan.

Global Matrechs has entered into a private equity credit agreement under which it is permitted to exercise put options to an investor, requiring this investor to purchase shares of the Company’s common stock at a discounted market price. Under this agreement, the Company is permitted to put shares from time to time having an aggregate value of $15,000,000. However, because the price of our common stock is currently very low (less than $0.01 per share), we lack sufficient authorized common stock to draw down the full amount of the private equity line. By effecting a reverse split of our issued and outstanding common stock and an increase in our number of authorized shares, we will improve our ability to draw down funds under this agreement, and thereby improve our access to capital and liquidity. Although we believe the ability to raise additional capital is essential to our success, approving the reverse split and increase in authorized shares will likely result in dilution to you as we issue shares under the equity line.

In addition, our business plan includes growing through the strategic acquisition of businesses if suitable targets emerge. In the event of any such acquisitions, we would likely use our equity securities as all or part of the purchase price. In order to have the flexibility to make such acquisitions should suitable opportunities arise, we will need additional shares available for issuance.

The Board does not intend to present to the special meeting any business other than the proposals described in this proxy statement. The Board was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the special meeting. If any other business should come before the special meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

Record date

The Board fixed the close of business on Monday, March 6, 2006, as the record date for the special meeting. Only stockholders of record as of the close of business on that date are entitled to receive notice of, and to vote at, the special meeting. At the close of business on the record date, there were issued and outstanding 242,193,480 shares of our common stock. Each share of common stock outstanding on the record date will be entitled to cast one vote.

Methods of voting

The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our Board has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered.

Voting by mail:

By signing and returning the proxy card in the enclosed envelope, you are enabling the individuals named on the proxy card (known as proxies) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it may be an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting in person at the meeting:

If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of the shares held in street name. If you wish to vote shares held in street name at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.

Required vote; Quorum; Tabulation of votes

A majority of the votes duly cast is required to approve the matters to be acted upon at the Special Meeting.

An abstention is deemed “present,” but is not deemed a “vote cast.” As a result, abstentions and broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

Our by-laws provide that a quorum consists of a majority of the shares of Common Stock issued, outstanding, and entitled to vote at the special meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the special meeting for purposes of determining the existence of a quorum at the special meeting. Broker “non-votes” and the shares with respect to which a stockholder abstains from voting are included in determining whether a quorum is present.

Solicitation of proxies

The Board is soliciting these proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers, employees and our agents may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We will pay all expenses incurred in connection with this solicitation.

Revocability of proxy

You may revoke your proxy at any time before it is voted at the meeting. In order to revoke your proxy, you must either:

•	sign and return another proxy card with a later date;
•	provide written notice of the revocation of your proxy to our secretary; or
•	attend the meeting and vote in person.

PROPOSAL ONE: AMENDMENT TO GLOBAL MATRECHS’ CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF ITS ISSUED AND OUTSTANDING COMMON STOCK AT ANY ONE OF THE FOLLOWING RATIOS: 1-FOR-5, 1-FOR-10, 1-FOR-15, OR 1-FOR-20.

At the Special Meeting, stockholders will be asked to approve an amendment (the “Reverse Split Amendment”) of Global Matrechs’ Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), in order to effect a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding common stock at a ratio of 1:5, 1:10, 1:15 or 1:20, as the Board shall later determine. If the stockholders approve Proposal One, the Board will have the authority, in its sole discretion, to file the Reverse Split Amendment and to determine the ratio of the reverse stock split from among the four proposed ratios.

The Board has approved and is hereby soliciting stockholder approval of the Reverse Split Amendment. The proposed amendment is in the form set forth in Appendix A to this proxy statement. The par value of our common stock would remain unchanged at $0.0001 per share. If the stockholders approve this proposal, the board of directors will have the authority, in its sole discretion, and without further action on the part of the stockholders, to effect the approved Reverse Stock Split at such ratio as the Board shall select from among the four proposed ratios by filing the Reverse Split Amendment with the Delaware Secretary of State. The Reverse Stock Split will become effective upon the filing of the Reverse Split Amendment.

The effect of the Reverse Stock Split would be to reduce the number of shares of our issued and outstanding common stock for the general purpose of better positioning our capitalization for the future, as further described below. The ratio selected by the board, if any, will depend upon various factors, including our existing and future marketability, the liquidity of our common stock and consideration of the purposes, risks, benefits and effects of the Reverse Stock Split described below. In light of the volatility of our stock price, changing conditions in the capital markets, the extended time frame in which the Reverse Stock Split decision may be made and other factors relevant to the timing and extent of the Reverse Stock Split, the board believes that stockholder approval of a selection of reverse split ratios is in the best interests of the company and its stockholders.

The Board has approved the Reverse Split Amendment for adoption by our stockholders because it believes that the reverse stock split is in the best interests of Global Matrechs and its stockholders. However, the Board reserves the right, notwithstanding stockholder approval, and without further action by the stockholders, to decide not to proceed with the filing of the Reverse Split Amendment and the reverse stock split, if at any time prior to the filing of the Reverse Split Amendment it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of Global Matrechs and our stockholders. Thus, a vote FOR Proposal One will include authorization for the Board not to file the Reverse Split Amendment in the event that it determines that it would not be in the best interests of Global Matrechs and our stockholders to file the Reverse Split Amendment. Approval of this proposal by our shareowners would give the Board of Directors authority to implement the Reverse Stock Split at any time prior to December 31, 2006. A discussion of the reasons the Board has considered in its approval of, and its recommendation to our stockholders to approve, the Reverse Split Amendment appears below under the heading “Reasons for the Reverse Stock Split and Increase in Authorized Shares.”

Effects of the Reverse Split Amendment

Common Stock. The principal effect of the reverse stock split would be to decrease the number of issued and outstanding shares of common stock from 242,193,480 shares, as of March 6, 2006, to approximately 12,109,674 shares, 16,146,232 shares, 24,219,348 shares or 48,438,696 shares, depending on whether a ratio of, respectively, 1:20, 1:15, 1:10 or 1:5 is used. The total number of shares of common stock authorized for issuance under our certificate of incorporation, currently 300,000,000, would not change as a result of the Reverse Stock Split. The Reverse Split Amendment will not affect a stockholder’s proportionate equity interest in Global Matrechs or the relative rights, preferences or priorities a stockholder is currently entitled to, except for immaterial differences resulting from adjustments for fractional shares as described below. However, our ability to issue additional shares will likely result in future decreases to our stockholders’ proportionate equity interests in the company.

Common Stock Equivalents. If Proposal One is approved and the Reverse Split Amendment becomes effective, the number of shares of common stock subject to stock options or warrants and the exercise price per share will automatically be proportionately adjusted to account for the reverse stock split. For example, an option to purchase 100 shares at a price per share of $.02 prior to the Reverse Stock Split, given a reverse split ratio of 1:20, will be exercisable for 5 shares at a purchase price of $.40 per share after the Reverse Stock Split.

For convertible securities which are convertible at a fixed conversion price or ratio (including our Series I Preferred Stock, Series H Preferred Stock and the convertible debt we issued from time to time between September 2004 and October 2005), the conversion ratio will be proportionately reduced, or conversion price proportionately increased, as applicable, to take into account the effect of the reverse stock split. For example:

•
If a share of preferred stock is convertible into 1,000 shares of common stock prior to the Reverse Stock Split, and the reverse split ratio is 1:20, the same share of preferred stock will be convertible into 50 shares of common stock, or 1,000 ÷ 20, after the Reverse Stock Split.

•
If a convertible note is convertible into common stock at a price of $.05 per share prior to the Reverse Stock Split, and the reverse split ratio is 1:20, the same convertible note will be convertible into common stock at a price of $1.00 per share, or $.05 × 20, after the Reverse Stock Split.

For convertible securities that are convertible at a conversion price based on the market price of our common stock at the time of conversion (including our Series C Preferred Stock and Series G Preferred Stock), no change will be made to the terms of the convertible securities. However, because reverse stock splits typically increase the market price per share of the security subject to such reverse stock split, it can be expected that these securities will be convertible, in the aggregate, into a smaller number of shares of common stock after giving effect to the Reverse Stock Split. However, as further described below in the section entitled “Risks Associated with the Reverse Stock Split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed the price that is the product of the market price of the common stock prior to the reverse stock split times the selected reverse split ratio. In the event the price per share after the reverse stock split is not increased proportionately from the price per share prior to the reverse stock split, there will be a dilutive effect on our stockholders. Moreover, as we issue additional shares of common stock after the Reverse Stock Split, our stock price may decline, which will result in increases in the number of shares issuable upon conversion of these instruments.

The reverse stock split is likely to result in some stockholders owning “odd-lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares.

Risks Associated with the Reverse Stock Split

While our Board believes that our common stock would trade at higher prices after the consummation of the reverse stock split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal the price that is the product of the market price of the common stock prior to the reverse stock split times the selected reverse split ratio. In some cases, the total market capitalization of a company following a reverse stock split is lower, and may be substantially lower, than the total market capitalization before the reverse stock split. In addition, the fewer number of shares that will be available to trade may cause the trading market of the common stock to become less liquid, which could have an adverse effect on the price of the common stock. In addition, there can be no assurance that the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stock. Finally, there can be no assurance that our stock price will not further decline after the reverse stock split, thereby impairing our ability to take full advantage of our private equity credit agreement or otherwise frustrating the purposes of the Reverse Stock Split.

Effective Date

If Proposal One is approved by our stockholders and the Board continues to believe that the reverse stock split is in the best interests of Global Matrechs and our stockholders, the Reverse Split Amendment will be effective as of the date and time that it is filed with the Delaware Secretary of State of in accordance with applicable Delaware law. If the Reverse Split Amendment is approved by our stockholders and the Board elects to effect the reverse stock split as described above, the reverse stock split will be effective simultaneously with the Reverse Split Amendment becoming effective.

Exchange of Stock Certificates and Payment of Fractional Shares

If Proposal One is approved by our stockholders and the Board continues to believe that the Reverse Stock Split is in the best interests of Global Matrechs and our stockholders, the reduction in the number of our shares of common stock that you hold will occur automatically on the date that we file the Reverse Split Amendment with the Delaware Secretary of State without any further action on your part and without regard to the date that you physically surrender your certificates representing pre-split shares of common stock for certificates representing post-split shares. As soon as practicable after the effective date of the Amendment, our transfer agent, whom we expect to be American Stock Transfer, will mail transmittal forms to each holder of record of certificates representing the number of shares of our common stock that you previously held prior to the filing of the Reverse Split Amendment. This letter of transmittal should be used by you in forwarding your pre-split certificates for surrender and exchange for certificates representing the number of shares of our common stock that you will be entitled to receive as a consequence of the Reverse Stock Split. The transmittal form will be accompanied by instructions specifying other details of the exchange.

After receipt of a transmittal form, you should surrender your old certificates and will receive in exchange therefor certificates representing the number of shares of our common stock that you now hold. No stockholder will be required to pay a transfer or other fee to exchange his, her or its certificates. Stockholders should not send in certificates until they receive a transmittal form from Global Matrechs’ transfer agent. In connection with the Reverse Stock Split, our common stock will change its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing shares of our post-split common stock.

If your number of shares of post-split common stock includes a fraction, we will pay you, in lieu of issuing fractional shares, a cash amount (without interest) equal to the fair market value of such fraction of a share which would otherwise result from the Reverse Stock Split, based upon the average of the closing bid prices of our common stock as reported on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. during each of the five (5) trading days preceding the effective date of the Amendment multiplied by 5, 10, 15 or 20, depending on whether a split ration of, respectively, 1:5, 1:10, 1:15 or 1:20 is used. This cash payment represents merely a mechanical rounding off of the fractions resulting from the Reverse Stock Split, and is not a separately bargained-for consideration. Similarly, no fractional shares will be issued on the exercise of our options, except as otherwise expressly specified in the documents governing such options or warrants.

As of the effective date of the Reverse Split Amendment, each certificate representing pre-split shares of common stock will, until surrendered and exchanged as described above, be deemed cancelled and, for all corporate purposes, will be deemed to represent only the number of post-split shares of common stock and the right to receive the amount of cash for any fractional shares as a result of the Reverse Stock Split. It is very important for you to note that you will not be entitled to receive any dividends or other distributions payable by us after the Reverse Split Amendment is effective until you surrender and exchange your certificates. If we  issue and pay any dividends or distributions, these amounts will be withheld, accumulate and be paid to you, without interest, once you surrender your certificates for exchange.

Under Delaware law and under our Certificate of Incorporation and our bylaws, dissenting stockholders have no appraisal rights in connection with the Reverse Stock Split.

Federal Income Tax Consequences

The following discussion is a summary of the material anticipated federal income tax consequences of a Reverse Stock Split of our issued and outstanding shares of common stock, and the proportionate decrease in our authorized shares of common stock. This discussion is based upon the Internal Revenue Code of 1986, as amended, existing and proposed regulations thereunder, judicial decisions and current administrative rulings, authorities and practices, all as amended and in effect on the date of this proxy statement. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described below. No ruling from the Internal Revenue Service with respect to the matters discussed herein has been requested or will be requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders who may be subject to special treatment under the federal income tax laws (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax exempt entities). In addition, this summary does not address any consequences of the Reverse Stock Split under any state, local or foreign tax laws. As a result, it is the responsibility of each stockholder to obtain and rely on advice from his, her or its tax advisor as to, but not limited to, the following: (a) the effect on his, her or its tax situation of the

Reverse Stock Split, including, but not limited to, the application and effect of state, local and foreign income and other tax laws; (b) the effect of possible future legislation or regulations; and (c) the reporting of information required in connection with the Reverse Stock Split on his, her or its own tax returns. It will be the responsibility of each stockholder to prepare and file all appropriate federal, state and local tax returns.

We believe that the Reverse Stock Split will constitute a tax-free recapitalization under the Code and that we should not recognize any gain or loss as a result of the Reverse Stock Split. In addition, our stockholders should not recognize any gain or loss if they receive only common stock upon the Reverse Stock Split. If a stockholder receives cash in lieu of a fractional share of common stock that otherwise would be held as a capital asset, the stockholder generally will recognize capital gain or loss equal to the difference, if any, between the cash received and the stockholder’s basis in the fractional share. For this purpose, a stockholder’s basis in the fractional share of common stock will be determined in the manner described below as if the stockholder actually received the fractional share. However, under unusual circumstances, cash received in lieu of a fractional share might possibly be deemed a dividend. The stockholder should consult a tax advisor to determine which of these treatments will apply upon the receipt of cash in lieu of a fractional share of common stock.

We further believe that a stockholder’s aggregate basis in his, her or its post-split shares of common stock will equal his, her or its aggregate basis in the pre-split shares of common stock owned by that stockholder that are exchanged for the post-split shares of common stock. Generally, the aggregate basis will be allocated among the post-split shares on a pro rata basis. However, if a stockholder has used the specific identification method to identify his, her or its basis in pre-split shares of common stock surrendered in the Reverse Stock Split, the stockholder should consult a tax advisor to determine his, her or its basis in the post-split shares. The holding period of the post-split common stock received by a stockholder will generally include the stockholder’s holding period for the shares of pre-split common stock with respect to which post-split shares of common stock are issued, provided that the shares of pre-split common stock were held as a capital asset on the date of the exchange.

Accounting Effects of the Reverse Stock Split

Following the effective date of the Reverse Stock Split, the par value of our common stock will remain at $0.0001 per share. The number of outstanding shares of common stock will be reduced by a factor of approximately 5, 10, 15 or 20 (depending on which split ratio is used and taking into account such additional decrease resulting from our repurchase of fractional shares that otherwise would result from the Reverse Stock Split). Accordingly, the aggregate par value of the issued and outstanding shares of our common stock, and therefore the stated capital associated with our common stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the Reverse Stock Split is effected, all share and per share information in our financial statements will be restated to reflect the Reverse Stock Split for all periods presented in our future filings, after the effective date of the Reverse Split Amendment, with the SEC. Our stockholders’ deficit will remain unchanged following the effective date of the Reverse Split Amendment.

Vote Required

The affirmative vote of stockholders having a majority of the voting power of all outstanding shares of our capital stock entitled to vote at the Special Meeting is required to approve the Reverse Stock Split and the Reverse Split Amendment. If Proposal One is approved by the stockholders, it will become effective on the date the Amendment is filed with the Delaware Secretary of State. If Proposal One is not approved by the requisite vote of our stockholders, the Proposal will not be implemented. Proxies solicited by the Board will be voted for this Proposal One, unless you specify otherwise in your Proxy.

Recommendation of our Board of Directors

The Board believes that approval of Proposal One is in the best interests of Global Matrechs and our stockholders for the reasons stated above. The Board recommends that stockholders vote FOR Proposal One.

PROPOSAL TWO: AMENDMENT TO GLOBAL MATRECHS’ CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE.

At the Special Meeting, stockholders will be asked to approve an amendment (the “Share Increase Amendment”) of Global Matrechs Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), in order to increase the number of shares of common stock authorized for issuance thereunder from 300,000,000 to 900,000,000. If the stockholders approve Proposal Two, the Board will have the authority, in its sole discretion, to file the Share Increase Amendment.

The Board has approved and is hereby soliciting stockholder approval of the Share Increase Amendment. The proposed amendment will be is in the form set forth in Appendix B to this proxy statement. The par value of our common stock would remain unchanged at $0.0001 per share. If the stockholders approve this proposal, the Board will have the authority, in its sole discretion, and without further action on the part of the stockholders, to increase the number of share of common stock authorized for issuance by the Company from 300,000,000 to 900,000,000 by filing the Share Increase Amendment with the Delaware Secretary of State. The increase to the authorized common stock will become effective upon the filing of the Share Increase Amendment.

The Board has approved the Share Increase Amendment for adoption by our stockholders because it believes that the increase in the number of shares of common stock authorized for issuance is in the best interests of Global Matrechs and its stockholders. However, the Board reserves the right, notwithstanding stockholder approval, and without further action by the stockholders, to decide not to proceed with the filing of the Share Increase Amendment if at any time prior to the filing of the Share Increase Amendment it determines, in its sole discretion, that the increase in shares of common stock authorized for issuance is no longer in the best interests of Global Matrechs and our stockholders. Thus, a vote FOR Proposal Two will include authorization for the Board not to file the Share Increase Amendment in the event that it determines that it would not be in the best interests of Global Matrechs and our stockholders to file the Share Increase Amendment. Approval of this proposal by our stockholders would give the Board authority to implement the Share Increase Amendment at any time prior to December 31, 2006.

Vote Required

The affirmative vote of stockholders having a majority of the voting power of all outstanding shares of our capital stock entitled to vote at the Special Meeting is required to approve the Share Increase Amendment. If Proposal Two is approved by the stockholders, it will become effective on the date the Amendment is filed with the Delaware Secretary of State. If Proposal Two is not approved by the requisite vote of our stockholders, the Proposal will not be implemented. Proxies solicited by the Board will be voted for this Proposal Two, unless you specify otherwise in your Proxy.

Recommendation of our Board of Directors

The Board believes that approval of Proposal Two is in the best interests of Global Matrechs and our stockholders for the reasons stated above. The Board recommends that stockholders vote FOR Proposal Two.

Other Matters

Other than the proposals as discussed in the proxy statement, our Board does not intend to bring any other matters to be voted on at the meeting. Our Board is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxies will have discretion to vote your shares on such matters to the extent authorized in applicable regulations of the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 (“Exchange Act”).

Our Board may make any and all changes to the form of the Reverse Split Amendment and Share Increase that it deems necessary in order to file the amendments with the Delaware Secretary of State and to give effect to the Reverse Stock Split and/or the increase in authorized shares of common stock under applicable Delaware law.

Anti-Takeover Effects of Increase in Authorized Number of Shares of Common Stock and Reverse Stock Split

Companies will sometimes increase the number of authorized but unissued shares of common stock, whether through a Reverse Stock Split, increase in the authorized number of shares, or both, as a defensive measure to fend off hostile offers. Because the Board generally has the ability to approve the issuance of shares without further stockholder approval once the shares are authorized (except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may in the future be listed or traded) it could authorize the issuance of the shares to employees or other stockholders who would vote against a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities and the removal of incumbent management, even if such a transaction were favorable to our stockholders. In such a case, stockholders might be deprived of benefits that could result from such an attempt, such as realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that could result from such an attempt. Either of the proposed amendments may have the effect of permitting our current management, including the current Board, to retain their position, and place management and the board in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.

The shares also could be issued in a private placement, meaning that all of our stockholders would not be able to participate in the offering and that a single purchaser or group of purchasers could purchase all of the shares and acquire a majority interest in Global Matrechs. No holders of our common stock have preemptive rights to subscribe to additional securities that we may issue, meaning they do not have a right to maintain their proportionate ownership of Global Matrechs.

These proposal are not part of a plan by management to adopt a series of anti-takeover amendments and we do not presently intend to propose other anti-takeover measures in future proxy solicitations. While the amendment may have anti-takeover ramifications, the Board believes the flexibility to offer shares without delay for any business purpose offered by the amendment outweighs any disadvantages. To the extent that the amendments may have anti-takeover effects, it may encourage persons seeking to acquire Global Matrechs to negotiate directly with the Board, thus enabling the Board to consider the proposed transaction in a manner that best serves the interest of our stockholders.

Other than as described above, we do not have any other current plans, proposals or arrangements, written or otherwise, to issue additional shares of common stock at this time. We do not know of any efforts to accumulate our common stock or obtain control of Global Matrechs by means of a merger, tender offer, solicitation in opposition or otherwise. Our Board does not intend to authorize the issuance of any common stock except on terms which our Board deems to be in our best interest and in the best interests of our stockholders at the time any such authorization may be made.

Other Provisions of our Certificate of Incorporation, Bylaws, Stock Incentive Plan and Delaware General Corporation Law that have Anti-Takeover Effects

The following is a brief summary of certain other provisions of our amended and restated certificate of incorporation, bylaws, and Delaware General Corporation Law that may have anti-takeover effects:

Provision	Anti-Takeover Effect
Amended and Restated Certificate of Incorporation

Article IV currently authorizes the board to issue up to 1,000,000 shares of preferred stock, with rights and preferences fixed by the board, at anytime, without further stockholder approval.
The issuance of shares of preferred stock may delay or prevent a change in control transaction without further action by our stockholders. As a result, the market price of our common stock and the voting and other rights of the holders of our common stock may be adversely affected. The issuance of preferred stock may result in the loss of voting control to others.

Article V authorizes the board to amend, repeal, alter or rescind the bylaws at any time without stockholder approval, and Article VIII requires stockholder amendments to the bylaws to be approved by at least 75% of outstanding shares entitled to vote.
Enhances board control over our bylaws and limits the ability of our stockholders to effect changes quickly with a simple majority vote.

Article VIII provides that vacancies on the board may only be filled by vote of the remaining members of the board, and also provides that a director may only be removed by stockholders if such removal is for cause and stockholders supporting such removal hold at least 75% of the outstanding voting stock.

Limits or eliminates the ability of a potential acquiror to gain influence at the board level until the next stockholder meeting called for purposes of election of the board. Limits the ability of stockholders to remove members of the board outside of a meeting called for purposes of electing directors.

Article VIII provides that the directors are divided into three classes as nearly equal in number as possible and are elected to three year terms. The three year terms are staggered by class, such that each year, the terms of one class of directors expire.

Precludes the removal of more than one class of the Board at any annual meeting, unless for cause and with the affirmative vote of holders of at least 75% of our outstanding voting stock, as described above..

Article VIII requires any amendment or repeal of Articles VIII (number of directors, election of directors and vacancies, amendment of by-laws) be approved by the holders of at least 75% of our outstanding voting stock.

Precludes a reduction in specified board powers or the removal of the specified limitations, restrictions and requirements applicable to stockholder actions until such time as proponents of such changes hold voting stock representing at least 75% of our outstanding voting stock. Accordingly, these provisions may discourage potential acquisition transactions by making such transactions more difficult to implement.

discourage potential acquisition transactions by making such transactions more difficult to implement.

Article X provides that special meetings of the stockholders may only be called by the chairman of the board of directors, a majority of the board or stockholders representing at least 40% of the votes at that meeting.
This precludes a potential acquiror or stockholders supporting a potential take-over from calling a special stockholders meeting until such time as they hold at least 40% of our voting stock.

Bylaws

Article V provides that vacancies in the board may be filled by vote of a majority of directors then in office.	Precludes or limits the ability of a potential acquiror to appoint representatives to the board of directors prior to the annual meeting of stockholders.

Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law or DGCL which regulates corporate acquisitions prohibits Delaware corporations from engaging, under some circumstances, in a “business combination” with any “interested stockholder” for three years following the date that such stockholder becomes an interested stockholder. A Delaware corporation may “opt out” of the protections of Section 203 with an express provision in its certificate of incorporation. We have not “opted out” of the protections of Section 203.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on Wednesday, March 6, 2006, there were issued and outstanding 242,193,480 shares of our common stock. The following table provides information regarding beneficial ownership of our common stock as of March 6, 2006 by:

•	each person known by us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors;

•	each executive officer named in the summary compensation table; and

•	all of our current directors and executive officers as a group.

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the “Right to Acquire” column consist of shares that may be purchased through the exercise of options that vest within 60 days of March 6, 2006. Unless otherwise noted, the address for each o the persons listed below is c/o Global Matrechs, Inc., 90 Grove Street, Suite 201, Ridgefield, Connecticut 06877.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Outstanding	Right to Acquire	Total	Percent
Randolph Graves (1)	0	300,000	300,000	*
George Bokuchava, Ph.D. (2)	40,059	25,000	64,559	*
Nino Doijashvili (3)	5,444	46,428	51,372	*
Timothy Robinson (4)	0	150,000	150,000	*
Mark Allen	0	0	0	*
Michael Sheppard	0	2,200,000	2,200,000	*
Thomas L. Folsom	0	100,000	100,000	*
K. Ivan F. Gothner	0	350,000	350,000	*
All current directors and executive officers as a group (3 persons)	0	2,650,000	2,650,000	*

______________________
* Represents beneficial ownership of less than 1.0%.

(1)	Mr. Graves resigned from our company on May 16, 2005.

(2)	Mr. Bokuchava resigned from our company on May 31, 2004.

(3)	Mr. Doijashvili resigned from our company on May 31, 2004.

(4)	Mr. Robinson resigned from our company as an officer on May 31, 2004 and as a director on July 1, 2004.

(5)	Mr. Allen resigned from our company as an officer and director on December 29, 2005.

SHAREHOLDER PROPOSALS

Stockholder proposals for inclusion in our proxy materials relating to our 2006 annual meeting of stockholders must be received by us at our executive offices a reasonable time before we begin to print and mail our proxy materials with respect to that meeting.

In addition, our by-laws provide that a stockholder desiring to bring business before any meeting of stockholders must give timely written notice to our secretary in accordance with the procedural requirements set forth in our by-laws. In the case of a regularly scheduled annual meeting, written notice must be delivered to or mailed and received at our principal executive offices not less than 60 days before the scheduled annual meeting, must describe the business to be brought before the meeting and must provide specific information about the stockholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. Our by-laws further provide that in the event less than sixty days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or the date on which such public disclosure was made.

Our Certificate of Incorporation provides that a stockholder desiring to nominate one or more directors must provide written notice to the corporation of such stockholder’s intent to make such nomination or nominations not later than (i) in the case of an election to be held at an Annual Meeting of Stockholders, 90 days prior to such meeting or (ii) in the case of an election to be held at a Special Meeting of Stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

Dear Stockholder,

Please take note of the important information enclosed with this proxy card.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card and return it in the enclosed postage-paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders to be held on April 25, 2006.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Global Matrechs, Inc.

GLOBAL MATRECHS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBAL MATRECHS, INC.

A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD NEED ONLY
SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Proxy for Special Meeting of Stockholders
to be held on April 25, 2006

The undersigned hereby appoints Michael Sheppard and K. I. F. Gothner, or either of them acting singly, proxies and attorneys-in-fact, with full power of substitution, to vote all shares of Common Stock of Global Matrechs, Inc., which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the offices of Foley Hoag LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts, 02210-2600, on April 25, 2006 at 10:00 a.m., EDT, and at any adjournments thereof, upon matters set forth in the Notice of Special Meeting and Proxy Statement dated March 29, 2006, a copy of which has been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided for your use, or return it to Global Matrechs, Inc., c/o ADP, Proxy Services, P.O. Box 9141, Farmingdale, NY 11735.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

GLOBAL MATRECHS, INC.
c/o Proxy Services
P.O. Box 9141
Farmingdale, NY 11735

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL. PLEASE SIGN,
DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN
BLUE OR BLACK INK AS SHOWN HERE ☒

1.
To approve an amendment to our Certificate of Incorporation to effect a reverse split of our issued and outstanding common stock at any one of the following ratios: 1-for-5, 1-for-10, 1-for-15, or 1-for-20.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve an amendment to our Certificate of Incorporation to increase to Nine Hundred Million (900,000,000) the number of shares of common stock which the Company is authorized to issue.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSALS.

DATED: __________, 2006	Signature of Stockholder(s):____________________ Print Name: ______________________

Mark here if you plan to attend the meeting:  ☐

Your vote is important. Please vote immediately.

APPENDIX A - CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

Certificate of Amendment
to
Certificate of Incorporation
of
Global Matrechs, Inc.

It is hereby certified that:

1.    The name of the corporation (hereinafter called the “Corporation”) is Global Matrechs, Inc.

2.    That Article IV of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, be further amended as follows by inserting the following new paragraph immediately following the first paragraph of said Article IV:

“Immediately upon the filing and effectiveness of this Certificate of Amendment to Certificate of Incorporation (the “Effective Time”), each share of the Corporation’s common stock, par value $0.0001 per share (the “Original Common Stock”), shall be combined, reclassified and changed into [one twentieth (1/20), one fifteenth (1/15), one tenth (1/10) or one fifth (1/5)] of one fully paid and nonassessable share of Common Stock without any action on the part of the holder thereof (the “Reverse Split”). At and after the Effective Time, each outstanding certificate that prior thereto represented shares of Original Common Stock shall be deemed for all purposes to evidence ownership of and to represent that number of shares of Common Stock into which the shares represented by such certificate shall have been combined, reclassified and changed as herein provided. Until any such outstanding stock certificate shall have been surrendered for transfer or otherwise accounted for to the Corporation, the registered owner thereof on the books and records of the Corporation shall have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Common Stock issuable to the holder thereof upon surrender of such certificate. All shares of Common Stock issued to any holder of Original Common Stock as a result of the Reverse Split shall be aggregated for the purpose of determining the number of shares of Common Stock to which such holder shall be entitled, and no fractional shares shall be issued in connection with the Reverse Split. Any stockholder who would otherwise be entitled to receive a fractional share of Common Stock as a result of the Reverse Split shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the fair market value of the Common Stock immediately following the Effective Time, as determined in good faith by the Board of Directors.”

The remainder of Article IV shall remain unchanged.

3.    The amendments set forth in this Certificate of Amendment have been duly adopted by the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by [____________], its [_____________________], thereto duly authorized, this _____ day of [_____________], 200[_].

GLOBAL MATRECHS, INC.

By:

APPENDIX B - CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

Certificate of Amendment
to
Certificate of Incorporation
of
Global Matrechs, Inc.

It is hereby certified that:

1.    The name of the corporation (hereinafter called the “Corporation”) is Global Matrechs, Inc.

2.    That Article IV of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, be further amended to increase the number of shares of the common stock, $.0001 par value per share, authorized for issuance thereunder by deleting the first paragraph thereof in its entirety and replacing said paragraph with the following paragraph:

“IV

The total number of shares of capital stock which the Corporation is authorized to issue is Nine Hundred One Million divided into two classes as follows:

(1)    Nine Hundred Million (900,000,000) shares of common stock, $.0001 par value per share (“Common Stock”); and

(2)    One Million (1,000,000) shares of preferred stock, $.01 par value per share (“Preferred Stock”).”

The remainder of Article IV shall remain unchanged.

3.    The amendments set forth in this Certificate of Amendment have been duly adopted by the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by [____________], its [_____________________], thereto duly authorized, this _____ day of [_____________], 200[_].

GLOBAL MATRECHS, INC.

By: